Exhibit 99.1

ADDENDUM NO. 2 TO QUOTA SHARE REINSURANCE AGREEMENT

THIS ADDENDUM NO. 2 (this “Addendum”) to the Quota Share Reinsurance Agreement (the “Agreement”), effective as of July 1, 2007, by and between AMTRUST INTERNATIONAL INSURANCE, LTD, of Hamilton, Bermuda (the “Company”) and MAIDEN INSURANCE COMPANY, LTD, of Hamilton, Bermuda (the “Reinsurer”), is made and entered into as of June 1, 2008 (the “Effective Time”) by and between the Company and the Reinsurer.

WHEREAS, pursuant to Article I of the Agreement, the Company and the Reinsurer may mutually agree to reinsure Additional Business pursuant to the Agreement;

WHEREAS, effective June 1, 2008, AmTrust Financial Services, Inc. (“AmTrust”) acquired from Trinity Universal Insurance Company, a subsidiary of Unitrin, Inc., its Unitrin Business Insurance unit (“UBI”), which included the acquisition of Milwaukee Casualty Insurance Co., Trinity Universal Insurance Company of Kansas, Inc., Security National Insurance Company and Trinity Lloyd’s Insurance Company;

WHEREAS, UBI writes commercial lines business, including commercial package, commercial umbrella, commercial property, commercial general liability, workers’ compensation (offered as part of a commercial package policy), inland marine and farm/ranchowner insurance through retail agents (“Retail Commercial Package Business”);

WHEREAS, pursuant to the Agreement, Retail Commercial Package Business is not included in the definition of Covered Business;

WHEREAS, pursuant to Paragraph B of Article I of the Agreement, the Company is required to offer the Reinsurer the opportunity to reinsure the Retail Commercial Package Business written by Affiliates, subject to agreement on a ceding commission for the cession of such business; and

WHEREAS, the Company and the Reinsurer desire to set forth the terms under which the Reinsurer will reinsure Retail Commercial Package Business written by Affiliates;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Company and the Reinsurer hereby agree as follows:

ARTICLE I
DEFINITIONS AND USAGE

1.01	Definitions. Capitalized terms used but not defined herein shall have the meaning set forth in the Agreement.

1.02	Headings. The headings contained in this Addendum are for reference purposes only and shall not affect the meaning or interpretation of this Addendum.

ARTICLE II
ADDENDUM

A.	Effective as of the Effective Time, Paragraph A of Article IV - Definitions is amended to provide:

“Affiliate” means Rochdale, Wesco, Technology, IGI, AIU, Associated Industries Insurance Company (“AIIC”), Milwaukee Casualty Insurance Co. (“MCIC”), Trinity Universal Insurance Company of Kansas, Inc. (“TUK”), Security National Insurance Company (“SNIC”) and Trinity Lloyd’s Insurance Company (“TLIC”) and each other insurance company more than fifty percent (50%) of the voting securities of which are directly or indirectly controlled by AmTrust Financial Services, Inc. (“AmTrust”), for so long as AmTrust continues to so directly or indirectly control such entity.

B.
Company agrees to cede and Reinsurer agrees to accept and reinsure, the Ultimate Net Loss equal to 100% of the Affiliate Ultimate Net Loss (net of inuring reinsurance) with respect to unearned premium (“UBI UEP”) assumed by Technology, MCIC, TUK, SNIC and TLIC from Trinity Universal Insurance Company (“TUIC”) as of June 1, 2008 and ceded to Company, in connection with AmTrust’s acquisition of Unitrin, Inc.’s Unitrin Business Insurance unit (“UBI”) from TUIC.

C.
Company agrees to cede and Reinsurer agrees to accept and reinsure 40% of the Affiliate Ultimate Net Loss (net of inuring reinsurance) with respect to Retail Commercial Package Business, which is written or renewed on or after the Effective Time, ceded to the Company by each Affiliate.

D.
The reinsurance of Retail Commercial Package Business provided for in this Addendum shall not be subject to the maximum liability for a single loss under a Policy set forth in Paragraph A of Article V.

E.
The Company shall cede to the Reinsurer 100% of the UBI UEP (net of the cost of inuring reinsurance) ceded to it by Technology, MCIC, TUK, SNIC and TLIC no later than 30 days after the approval the cession of the UBI UEP to the Company (to the extent it has been collected) and shall cede to the Reinsurer the balance of the premium related to UBI UEP (net of the cost of inuring reinsurance) upon collection and the Subject Premium (net of the cost of inuring reinsurance) related to Retail Commercial Package Business in accordance with the Agreement and this Addendum.

F.	The Reinsurer shall allow the Company a 34.375% commission on the UBI UEP and Subject Premium related to Retail Commercial Package Business.

G.
The reinsurance of Retail Commercial Package Business hereunder is subject to the required regulatory approvals of the reinsurance by the Company of the UBI UEP and Subject Premium related to Retail Commercial Package Business assumed, written and renewed by Technology, MCIC, TUK, SNIC and TLIC.

ARTICLE III
MISCELLANEOUS

A.	Confirmation of the Agreement. Except as amended by this Addendum, the Agreement remains in full force and effect, without modification or amendment.

B.	Governing Law. This Addendum shall be governed by the laws of the State of New York, without giving effect to its conflict of laws principles.

C.	Counterparts. This Addendum may be executed in one or more counterparts, and such counterparts together shall constitute one and the same agreement.

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IN WITNESS WHEREOF the parties hereto, by their respective duly authorized officers, have executed this Addendum, in duplicate, as of the dates recorded below:

AMTRUST INTERNATIONAL INSURANCE, LTD.

By:	/s/ Michael Bott

Dated: June 12, 2008

MAIDEN INSURANCE COMPANY, LTD.

By:	/s/ Bentzion S. Turin

Dated: June 11, 2008